Exhibit 23.1


                       Independent Auditors' Consent


We consent to the incorporation by reference in this Registration Statement of Sempra Energy on Form S-8 of our report dated February 4, 2000 (February 25, 2000 as to Note 17), appearing in and incorporated by reference in the Annual Report on Form 10-K of Sempra Energy for the year ended December 31, 1999.




Deloitte & Touche LLP
San Diego, California
November 27, 2000